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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                GENENTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                94-2347624
 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

                 1 DNA Way
          South San Francisco, CA                        94080-4990
 (Address of Principal Executive Offices)                (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [X]                           following box. [ ]

Securities Act registration statement file number to which this form relates:
333-80601

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
         --------------------                   ------------------------------
Common Stock, par value $.02 per share             New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                (Title of Class)
                                ----------------
                                      None

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Item 1:   Description of Registrant's Securities to be Registered

     The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.02 par value per share (the "Common Stock"), in the Prospectus included in the Registrant's Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-80601 ) (the "Registration Statement on Form S-3") filed with the Securities and Exchange Commission on July 16 , 1999, and the description under the heading "Description of Capital Stock" relating to the Common Stock in the Registrant's final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2:   Exhibits

         The following exhibits have been filed with the Securities and Exchange
Commission:

         1.  Form of Common Stock Certificate, incorporated by reference to
             Exhibit 4.1 of the Registration Statement on Form S-3.

         2. Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-3.

         3. By-laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-3.

         4. Form of Affiliation Agreement between Genentech, Inc. and Roche Holdings, Inc., incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-3.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Genentech, Inc.



                                         By: /s/ Stephen Juelsgaard
                                             -----------------------------------
                                             Name:  Stephen Juelsgaard
                                             Title: Senior Vice President
                                                    & General Counsel

Date:  July 16, 1999



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